Exhibit 99.1

CUMULUS MEDIA INC.

Cumulus Reports Operating Results for Third Quarter 2015

ATLANTA, GA — November 5, 2015: Cumulus Media Inc. (NASDAQ: CMLS) (the “Company,” “we,” “us,” or “our”) today announced operating results for the three and nine months ended September 30, 2015.

For the quarter ended September 30, 2015, the Company reported net revenue of $289.4 million, down 7.8% vs. the quarter ended September 30, 2014 and Adjusted EBITDA of $70.6 million, down 11.5% from the quarter ended September 30, 2014. For the nine months ended September 30, 2015, net revenue and Adjusted EBITDA were $859.9 million and $196.1 million, down 8.0% and 18.0%, respectively, from the comparable measures a year ago. During the third quarter of 2015, the Company also recorded an impairment against intangible assets and goodwill of $565.6 million, and announced Mary G. Berner as its new Chief Executive Officer, effective October 13, 2015.

Ms. Berner commented, “Despite Cumulus' recent challenges, my early experiences have reinforced my appreciation for the strength of the Company’s aggregate assets, including its people. I was hired by the Company’s Board of Directors to maximize the value of those assets and I believe that, through focused execution, we will be able to capitalize on the operational leverage that appears to exist in the Company. While such efforts will not be easy nor, in many cases, immediate, I intend to institute a relentless commitment to improvement over the coming months to drive results for all stakeholders.”

Third Quarter 2015 Operating Summary (in thousands, except percentages and per share data):

	Three Months Ended September 30,
	2015	2014	% Change
Net revenue	$289,441	$313,885	(7.8)%
Adjusted EBITDA (1)	$70,620	$79,837	(11.5)%
Basic and diluted EPS	$(2.32)	$0.01

	Nine Months Ended September 30,
	2015	2014	% Change
Net revenue	$859,854	$934,176	(8.0)%
Adjusted EBITDA (1)	$196,098	$239,106	(18.0)%
Basic and diluted EPS	$(2.32)	$0.04

Other Financial Information

	As of
	September 30, 2015	December 31, 2014	% Change
Cash and cash equivalents	$84,245	$7,271	1,058.6%

Term loans	$1,903,875	$1,903,875	—%
7.75% Senior Notes	610,000	610,000	—%
Total debt	$2,513,875	$2,513,875	—%

	Three Months Ended September 30,
	2015	2014
Capital expenditures	$958	$2,153

(1)
Adjusted EBITDA is not a financial measure calculated or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For additional information, see “Non-GAAP Financial Measure and Definition” and “Reconciliation of Non-GAAP Financial Measure to Most Directly Comparable GAAP Measure” included herein.

Results for Third Quarter 2015

Net Revenue

The following table presents our net revenue by category (dollars in thousands).

	Three Months Ended September 30,
	2015	2014	% Change
Revenue:
Broadcast advertising	$275,257	$287,636	(4.3)%
Digital advertising	8,159	12,632	(35.4)%
Political advertising	621	4,341	(85.7)%
License fees & other	5,404	9,276	(41.7)%
Net revenue	$289,441	$313,885	(7.8)%

The following table presents our broadcast advertising revenue by source (dollars in thousands).

	Three Months Ended September 30,
	2015	2014	% Change
Broadcast advertising:
Local	$170,955	$171,574	(0.4)%
National	26,453	29,673	(10.9)%
Network	77,849	86,389	(9.9)%
	$275,257	$287,636	(4.3)%

Earnings Call Information
Cumulus Media Inc. will host a teleconference today at 4:30 PM eastern time to discuss its third quarter 2015 operating results. The conference call dial-in number for domestic callers is 877-830-7699. International callers should dial 660-422-3366 for conference call access.

Please call five to ten minutes in advance to ensure that you are connected prior to the presentation. The call also may be accessed via webcast at www.cumulus.com.

Following completion of the call, a replay can be accessed until 11:30 PM eastern time, December 5, 2015. Domestic callers can access the replay by dialing 855-859-2056, replay code 81303179#. International callers should dial 404-537-3406 for conference replay access.

Forward-Looking Statements
Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to our intent, belief or current expectations primarily with respect to certain historical and our future operating, financial, and strategic performance. Any such forward-looking statements are not guarantees of future performance and may involve risks and uncertainties. Actual results may differ from those contained in or implied by the forward-looking statements as a result of various factors including, but not limited to, risks and uncertainties relating to the need for additional funds to service our debt and to execute our business strategy, our ability to access borrowings under our revolving credit facility, our ability from time to time to renew one or more of our broadcast licenses, changes in interest rates, changes in the fair value of our investments, the timing of, and our ability to complete any acquisitions or dispositions pending from time to time, costs and synergies resulting from the integration of any completed acquisitions, our ability to effectively manage costs, our ability to manage growth, the popularity of radio as a broadcasting and advertising medium, changing consumer tastes, the impact of general economic conditions in the United States or in specific markets in which we currently do business, industry conditions, including existing competition and future competitive technologies and cancellation, disruptions or postponements of advertising schedules in response to national or world events, our ability to generate revenues from new sources, including local commerce and technology-based initiatives, the impact of regulatory rules or proceedings that may affect our business, or any acquisitions, from time to time, other risk factors described from time to time in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2014 (the “2014 Form 10-K”) and any subsequently filed Forms 10-Q. Many of these risks and uncertainties are beyond our control, and the unexpected occurrence or failure to occur of any such events or matters could significantly alter our actual results of operations or financial condition. Cumulus Media Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise.

About Cumulus Media
A leader in the radio broadcasting industry, Cumulus Media (NASDAQ:CMLS) combines high-quality local programming with iconic, nationally syndicated media, sports and entertainment brands to deliver premium content choices to the 245 million people reached each week through its 454 owned-and-operated stations broadcasting in 90 US media markets (including eight of the top 10), more than 8,200 broadcast radio stations affiliated with its Westwood One network and numerous digital channels. Together, the Cumulus/Westwood One platforms make Cumulus Media one of the few media companies that can provide advertisers with national reach and local impact. Cumulus/Westwood One is the exclusive radio broadcast partner to some of the largest brands in sports and entertainment, including the NFL, the NCAA, the Masters, the Olympics, the GRAMMYs, the Country Music Awards, the Billboard Music Awards and Miss America. Additionally, it is the nation's leading provider of country music and lifestyle content through its NASH brand, which serves country fans nationwide through radio programming, NASH Country Weekly magazine, concerts, licensed products and television/video. For more information, visit www.cumulus.com.

For further information, please contact:
Cumulus Media Inc.
J.P. Hannan
Senior Vice President, Treasurer and Chief Financial Officer
404-260-6600
jp.hannan@cumulus.com

CUMULUS MEDIA INC.
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net revenue	$289,441	$313,885	$859,854	$934,176
Operating expenses:
Content costs	94,829	106,574	286,655	316,868
Selling, general & administrative expenses	115,562	119,864	350,417	353,588
Depreciation and amortization	25,547	29,143	76,582	87,095
LMA fees	2,515	2,021	7,585	5,226
Corporate expenses	8,186	7,584	27,004	25,136
Stock-based compensation expense	12,304	4,399	20,047	12,645
Acquisition-related and restructuring costs	13,763	2,773	13,160	15,434
Loss (gain) on sale of assets or stations	57	(373)	792	(1,271)
Impairment of intangible assets and goodwill	565,584	—	565,584	—
Impairment charges - equity interest in Pulser Media Inc.	18,308	—	19,364	—
Total operating expenses	856,655	271,985	1,367,190	814,721
Operating (loss) income	(567,214)	41,900	(507,336)	119,455
Non-operating (expense) income:
Interest expense	(35,691)	(36,647)	(106,087)	(109,380)
Interest income	22	352	407	1,024
Other (expense) income, net	(151)	443	12,601	3,972
Total non-operating expense, net	(35,820)	(35,852)	(93,079)	(104,384)
(Loss) income before income taxes	(603,034)	6,048	(600,415)	15,071
Income tax benefit (expense)	60,855	(3,508)	58,520	(6,663)
Net (loss) income	$(542,179)	$2,540	$(541,895)	$8,408
Basic and diluted (loss) income per common share:
Basic: (Loss) income per share	$(2.32)	$0.01	$(2.32)	$0.04
Diluted: (Loss) income per share	$(2.32)	$0.01	$(2.32)	$0.04
Weighted average basic common shares outstanding	233,556,066	231,885,444	233,321,506	224,074,622
Weighted average diluted common shares outstanding	233,556,066	233,222,153	233,321,506	227,802,636

Non-GAAP Financial Measure and Definition
We utilize certain financial measures that are not prepared or calculated in accordance with GAAP to assess our financial performance and profitability. The non-GAAP financial measure used in this release is Adjusted EBITDA.

We define Adjusted EBITDA as net income (loss) before any non-operating expenses, including depreciation and amortization, stock-based compensation expense, gain or loss on sale of assets or stations (if any), gain or loss on derivative instruments (if any), impairment of assets (if any), acquisition-related and restructuring costs (if any) and franchise and state taxes.

Adjusted EBITDA is the financial metric utilized by management to analyze the cash flow generated by our business. This measure isolates the amount of income generated by our core operations after the incurrence of corporate, general and administrative expenses. Management also uses this measure to determine the contribution of our core operations, including the corporate resources employed to manage the operations, to the funding of our other operating expenses and to the funding of debt service and acquisitions. In addition, Adjusted EBITDA is a key metric for purposes of calculating and determining our compliance with certain covenants contained in our credit facility.

In deriving this measure, management excludes depreciation, amortization, and stock-based compensation expense, as these do not represent cash payments for activities directly related to our core operations. Management excludes any gain or loss on the exchange or sale of any assets or stations as it does not represent a cash transaction. Management also excludes any gain or loss on derivative instruments as it does not represent a cash transaction nor are they associated with core operations. Expenses relating to acquisitions and restructuring costs are also excluded from the calculation of Adjusted EBITDA as they are not directly related to our core operations. Management excludes any impairment of assets as they do not require a cash outlay.

Management believes that Adjusted EBITDA, although not a measure that is calculated in accordance with GAAP, nevertheless is commonly employed by the investment community as a measure for determining the market value of media companies. Management has also observed that Adjusted EBITDA is routinely employed to evaluate and negotiate the potential purchase price for media companies and is a key metric for purposes of calculating and determining compliance with certain covenants in our credit facility. Given the relevance to our overall value, management believes that investors consider the metric to be extremely useful.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP.

The following table reconciles net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA for the three and nine months ended September 30, 2015 and 2014 (dollars in thousands):

	Three Months Ended September 30,
	2015	2014
Net (loss) income	$(542,179)	$2,540
Income tax (benefit) expense	(60,855)	3,508
Non-operating expenses, including interest expense	35,820	35,852
LMA fees	2,515	2,021
Depreciation and amortization	25,547	29,143
Stock-based compensation expense	12,304	4,399
Loss (gain) on sale of assets or stations	57	(373)
Impairment of intangible assets and goodwill	565,584	—
Impairment charges - equity interest in Pulser Media Inc.	18,308	—
Acquisition-related and restructuring costs	13,763	2,773
Franchise and state taxes	(244)	(26)
Adjusted EBITDA	$70,620	$79,837

	Nine Months Ended September 30,
	2015	2014
Net (loss) income	$(541,895)	$8,408
Income tax (benefit) expense	(58,520)	6,663
Non-operating expenses, including interest expense	93,079	104,384
LMA fees	7,585	5,226
Depreciation and amortization	76,582	87,095
Stock-based compensation expense	20,047	12,645
Loss (gain) on sale of assets or stations	792	(1,271)
Impairment of intangible assets and goodwill	565,584	—
Impairment charges - equity interest in Pulser Media Inc.	19,364	—
Acquisition-related and restructuring costs	13,160	15,434
Franchise and state taxes	320	522
Adjusted EBITDA	$196,098	$239,106

The following table presents our net revenue by category for each quarter during the year ending December 31, 2014 (dollars in thousands).

	Q1	Q2	Q3	Q4	Year Ended December 31, 2014
Revenue:
Broadcast advertising	$270,266	$301,188	$287,636	$291,826	$1,150,916
Digital advertising	9,625	12,946	12,632	17,457	52,660
Political advertising	2,175	3,782	4,341	10,676	20,974
Licenses fees & other	9,978	10,331	9,276	9,288	38,873
Net revenue	$292,044	$328,247	$313,885	$329,247	$1,263,423

The following table presents our broadcast advertising revenue by source for each quarter during the year ending December 31, 2014 (dollars in thousands).

	Q1	Q2	Q3	Q4	Year Ended December 31, 2014
Broadcast advertising:
Local	$147,167	$176,879	$171,574	$172,546	$668,166
National	23,377	29,617	29,673	27,824	110,491
Network	99,722	94,692	86,389	91,456	372,259
	$270,266	$301,188	$287,636	$291,826	$1,150,916